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                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference into the Registration Statement on Form S-3 of our report dated February 16, 2000 with respect to the consolidated financial statements of Information Architects Corporation and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 1999.

/s/
HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
June 14, 2000